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                              STARBUCKS CORPORATION
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                 EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)


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                                                       Three Months Ended          Nine Months Ended
                                                      July 2,      June 27,      July 2,      June 27,
                                                       2000          1999         2000          1999
                                                          (13 Weeks)                   (39 Weeks)
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
CALCULATION OF EARNINGS PER COMMON SHARE-BASIC:

Net earnings                                         $ 34,913      $ 24,635      $ 93,068      $ 69,326
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Weighted average common shares and
 common stock units outstanding                       186,520       182,781       184,911       181,397
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Net earnings per common share-basic                  $   0.19      $   0.13      $   0.50      $   0.38
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CALCULATION OF EARNINGS PER COMMON AND
COMMON EQUIVALENT SHARE-DILUTED:

Net earnings                                         $ 34,913      $ 24,635      $ 93,068      $ 69,326
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Weighted average shares outstanding
 calculation:
 Weighted average common shares
  and common stock units outstanding                  186,520       182,781       184,911       181,397
 Dilutive effect of outstanding common
  stock options                                         7,361         8,555         7,188         7,217
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Weighted average common and common
 equivalent shares outstanding                        193,881       191,336       192,099       188,614
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Net earnings per common and
 common equivalent share-diluted                     $   0.18      $   0.13      $   0.48      $   0.37
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